UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2023

TPCO Holding Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-56348	98-1566338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Leigh Avenue, San Jose, California	95125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (669) 279-5390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR

This supplemental information should be read in conjunction with the definitive proxy statement and management information circular dated May 12, 2023 (the “Circular”) filed by TPCO Holding Corp. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on Schedule 14A on May 15, 2023 (the “SEC-Filed Circular”), which should be read in its entirety. Capitalized terms used but not defined in the below disclosures have the meanings assigned to them in the Circular.

Due to slight differences in the pagination of the SEC-Filed Circular and the printed Circular that was mailed to the Company’s shareholders (the “Printed Circular”), the supplemental disclosures below include references to where such disclosures appear in both the SEC-Filed Circular and the Printed Circular.

Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures. To the extent that the supplemental disclosures below differ from or update information contained in the Circular, the supplemental disclosures contained in this Form 8-K shall supersede the information in the Circular. Except as set forth in this supplement, the disclosures in the Circular remain unchanged.

All references to “$” or “US$” in this supplement are to United States dollars, and all references to “C$” refer to Canadian dollars.

The disclosure in the section titled “Question and Answers About the Transaction and the Meeting” beginning on page 2 of the SEC-Filed Circular (page 2 of the Printed Circular) is hereby amended and supplemented as follows:

By adding the underlined language below in the first paragraph under the question “Who Pays the Cost of Soliciting Proxies for the Meeting” on page 6 of the SEC-Filed Circular (page 5 of the Printed Circular).

We will bear the cost of solicitation. This solicitation of proxies is being made to shareholders by mail. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so. We have retained Kingsdale Advisors (“Kingsdale”) to assist us in soliciting proxies. We will pay Kingsdale approximately $30,000 for proxy solicitation, information and other advisory services, and a success fee of $15,000 upon successful completion of the Transaction, plus reasonable expenses for its services. We have also agreed to indemnify Kingsdale against certain liabilities in connection with the provision of its services.

The disclosure in the section titled “Proposal 1 — The Business Combination Resolution—Background of the Transaction” beginning on page 33 of the SEC-Filed Circular (page 30 of the Printed Circular) is hereby amended and supplemented as follows:

By adding the underlined language and deleting the struck-through language below in the 9th paragraph on page 36 of the SEC-Filed Circular (the 11th full paragraph on page 32 of the Printed Circular).

On January 9, 2023, management of TPCO received an unsolicited letter of intent from a third party publicly traded cannabis company (the “January Offeror”) with respect to a proposed business combination. The letter of intent specified that the January Offeror was willing to offer a specified number of its shares for each TPCO Share at a purported value of $0.40 per TPCO Share. Alternatively, the January Offeror stated that it was prepared to deliver all or a portion of the per share consideration of $0.40 in cash at the election of TPCO Shareholders. This letter of intent was forwarded to the TPCO Board and Hyperion for consideration. In response to the unsolicited letter, the TPCO Special Committee met with TPCO management, Hyperion and Dentons. The TPCO Special Committee discussed at length the unsolicited letter of intent and, after due discussion and careful consideration of various quantitative and qualitative considerations, the TPCO Special Committee: (i) determined that it was not in the best interest of shareholders to explore such proposal further at this that time; and (bii) authorized management to allow for the exclusivity under the LOI to extend to January 20, 2023.

2

By adding the underlined language and deleting the struck-through language below in the 6th paragraph on page 37 of the SEC-Filed Circular (the 8th paragraph beginning on page 33 of the Printed Circular).

Following the meeting of the TPCO Special Committee, a meeting of the TPCO Board was convened. Mr. Datcher declared his conflict of interest with respect to the acceleration of certain employment benefits in connection with the completion of the Transaction. The TPCO Board received the recommendation of the TPCO Special Committee. INFOR Financial then reconfirmed the verbal INFOR Financial Fairness Opinion to the TPCO Board which stated that, as of the date thereof, based upon and subject to the assumptions made, matters considered and limitations and qualifications to be set forth in the INFOR Financial Fairness Opinion, and such other factors as INFOR Financial considered relevant, the Consideration to be received by the TPCO Shareholders pursuant to the Transaction is fair, from a financial point of view, to the TPCO Shareholders. As all of the members of the TPCO Board had also attended the relevant portion of the TPCO Special Committee Mmeeting, the TPCO Board also took under advisement the Hyperion Fairness Opinion. During an in camera session, the TPCO Board considered the Transaction at length. After careful deliberations, the TPCO Board meeting was adjourned to a later date in order to enable resolution with respect to who was going to serve as Chairman of the Resulting Issuer Board. Ultimately, the parties agreed that Troy Datcher would serve as Chairman of the Resulting Issuer Board.

By inserting the language below as the 4th paragraph on page 38 of the SEC-Filed Circular (the 4th full paragraph on page 34 of the Printed Circular).

On March 31, 2023, TPCO management received an unsolicited, non-binding letter of intent from a third party financial buyer (the “March Offeror”). Subject to, among other things, due diligence and negotiation of definitive agreements, the March Offeror expressed an intent to purchase 100% of the equity interests of TPCO for $24.7 million in cash. In response to the unsolicited letter from March Offeror, the TPCO Board met with TPCO management, Hyperion and Dentons. The TPCO Board discussed at length the unsolicited letter of intent and, after due discussion and careful consideration of various quantitative and qualitative considerations, the TPCO Board (with input from the TPCO Special Committee) determined that the March Offeror’s proposal could not reasonably be expected to constitute a TPCO Superior Proposal and, accordingly, it was not in the best interest of TPCO to explore such proposal further at that time.

By inserting the language below as the 7th paragraph (after taking into account the insertion of the paragraph above relating to the March Offeror) on page 38 of the SEC-Filed Circular (the 7th full paragraph (after taking into account the insertion of the paragraph above relating to the March Offeror) on page 34 of the Printed Circular).

On May 7, 2023, TPCO management received an unsolicited, non-binding letter of intent from a third party private company with a business unrelated to cannabis (the “May Offeror”) with respect to a proposed business combination. The letter of intent specified that, subject to, among other things, due diligence and negotiation of definitive agreements, TPCO would acquire the May Offeror by exchanging TPCO Shares valued at $1.30 for $175.0 million of the May Offeror’s equity, and that TPCO would pay $25 million in cash for the remaining $25 million of the May Offeror’s equity value. As a result of the transaction, the May Offeror’s shareholders would own 52% of TPCO, and pre-transaction TPCO Shareholders would own 48% of TPCO on a pro forma basis. The letter of intent also provided, among other things, that TPCO was to earmark $40 million of cash to support the organic and inorganic growth of the May Offeror’s non-cannabis business over the two years following the transaction. Pursuant to the terms of the Business Combination Agreement, TPCO immediately notified Gold Flora of the letter of intent received from the May Offeror. On May 16, 2023, TPCO entered into a non-disclosure agreement with May Offeror, which included a one-year, waivable standstill provision. In response to the unsolicited letter from the May Offeror, the TPCO Board met with TPCO management and representatives of Hyperion on May 31, 2023. The TPCO Board discussed at length the unsolicited letter of intent and, after due discussion, determined to seek additional information from the May Offeror. When TPCO management inquired about the additional information sought by the TPCO Board, the May Offeror advised TPCO that it was no longer interested in pursuing a business combination with TPCO.

3

The disclosure in the section titled “Proposal 1 — The Business Combination Resolution — Hyperion Fairness Opinion” beginning on page 40 of the SEC-Filed Circular (page 36 of the Printed Circular) is hereby amended and supplemented as follows:

By adding the underlined language below in the paragraph immediately following the heading “Hyperion Fairness Opinion” on page 40 of the SEC-Filed Circular (page 36 of the Printed Circular).

In July of 2022, TPCO engaged Hyperion to act as its financial advisor to review potential strategic transactions in the United States. Hyperion and TPCO confirmed the terms of such engagement pursuant to a letter agreement dated July 14, 2022, as amended by an amending agreement dated January 18, 2023, and as further amended by a memorandum of understanding dated June 5, 2023 (the “Hyperion Engagement Letter”). Pursuant to the Hyperion Engagement Letter, Hyperion agreed to provide TPCO with various advisory services in connection with the Transaction, including the preparation of an opinion as to the fairness, from a financial point of view, to TPCO Shareholders of the TPCO Consideration to be received by TPCO Shareholders pursuant to the Transaction.

By adding the underlined language and deleting the struck-through language below in the 2nd paragraph on page 41 of the SEC-Filed Circular (the paragraph that begins on the bottom of page 36 of the Printed Circular).

Pursuant to Hyperion Engagement Letter, Hyperion is entitled to receive a fixed fee of C$175,000 (C$25,000 of which was due upon provision of the Hyperion Fairness Opinionexecution of, and C$150,000 of which was due upon the delivery of, the Hyperion Fairness Opinion) for rendering the Hyperion Fairness Opinion, which is not contingent upon completion of the Transaction or any other transaction. TPCO also agreed to pay Hyperion an additional fee upon completion of the Transaction of $2.0 million, in cash, payable on the closing date of the Transactionor, subject to certain conditions, any other transaction involving a direct or indirect sale or disposition of all or a substantial amount of the shares or assets of TPCO entered into during the term of Hyperion’s engagement or for a period of six months after termination of its engagement. Pursuant to the terms of the Hyperion Engagement Letter, Hyperion is also entitled to (i) a fixed fee of US$500,000, in cash payable on the closing date of the Transaction for non-exclusive investment banking advisory services to be provided to the Resulting Issuer, including any successor thereto or assignee thereof, for the 12-month period following the date of Closing (the “Stand-By Period”) and (ii) in certain circumstances, be paid an additional and separate transaction success fee in connection with the consummation of an acquisition, disposition and/or strategic transaction(s) entered into by the Resulting Issuer or any of its subsidiaries or affiliates, during the Stand-By Period, on market terms for investment banking and M&A financial advisory services, such transaction success fee to be mutually agreed upon by Hyperion and the Resulting Issuer, acting reasonably and in good faith, prior to closing of such transaction. In addition, TPCO has agreed to reimburse Hyperion for its reasonable out-of-pocket expenses incurred in connection with Hyperion’s engagement and to indemnify, among others, Hyperion, in certain circumstances against specified liabilities that may arise directly or indirectly from services performed by Hyperion in connection with its engagement by TPCO.

By adding the underlined language below in the paragraph immediately following the heading “Consideration Analysis” on page 42 of the SEC-Filed Circular (the paragraph immediately under the heading “Consideration Analysis” on page 38 of the Printed Circular).

Hyperion applied certain analysis methodologies, including precedent transaction analysis and comparable companies trading analysis, to Gold Flora in order to analyze the value of the Resulting Issuer Shares comprising the TPCO Consideration under the Business Combination Agreement. Hyperion relied on management projections and Hyperion’s analysis with respect to, among other things, the forecasted revenue, EBITDA and Adjusted EBITDA of TPCO and Gold Flora. Hyperion then reviewed public market trading statistics of multi-state operator and single state operator cannabis companies comparable to Gold Flora, which consisted of the same companies identified below under the heading “—Comparable Companies Trading Analysis”. Estimated financial data for the selected comparable companies was based on publicly available research, analysts’ estimates and public disclosure by the selected companies.

4

The disclosure in the section titled “Proposal 1 — The Business Combination Resolution” beginning on page 33 of the SEC-Filed Circular (page 29 of the Printed Circular) is hereby amended and restated as follows:

By inserting the below section immediately above the section titled “Recommendation of the TPCO Special Committee” on page 49 of the SEC-Filed Circular (on page 44 of the Printed Circular).

Certain Financial Forecasts

TPCO does not as a matter of course make public long-term projections as to future revenues, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the review of the Business Combination, TPCO management prepared certain unaudited forecasted financial information with respect to TPCO, Gold Flora management prepared certain unaudited forecasted financial information with respect to Gold Flora, and TPCO and Gold Flora management prepared certain unaudited forecasted financial information with respect the Resulting Issuer. TPCO is electing to provide a summary of the forecasted information in this section to provide TPCO Shareholders access to certain non-public unaudited prospective financial information that was made available to the TPCO Board for purposes of considering and evaluating the Business Combination and to Hyperion and INFOR Financial for their respective use and reliance in connection with their respective fairness opinions to the TPCO Board described under the sections titled “— Hyperion Fairness Opinion” and “— INFOR Financial Fairness Opinion.” The forecasts were not prepared with a view toward public disclosure, and the inclusion of a summary of the forecasts below should not be regarded as an indication that any of the TPCO Board, TPCO, Gold Flora, any of their respective advisors (including Hyperion and INFOR Financial) or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

Neither Hyperion nor INFOR Financial prepared the prospective financial information or financial forecasts, and they do not and cannot provide any level of assurance with respect to the prospective financial information and do not express any opinion or view with respect to the accuracy of such information or that actual results will be similar or different, material or otherwise, from those included in the prospective financial information or forecasts. Hyperion and INFOR Financial expressly assume and assumed that such projections, forecasts and other prospective financial information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management teams of TPCO and Gold Flora at the time they were prepared or delivered.

Certain of the material assumptions made in connection with the preparation of the unaudited prospective financial information set forth in this section include, without limitation:

•

With respect to the TPCO financial forecasts, (i) TPCO successfully growing existing Omni Channel Retail revenue, further expansion of its “brand” and penetration into available markets; (ii) improvement in margins by negotiating favorable supply contracts and expansion of first party brands; and (iii) continuing to realize operational efficiencies;

•	With respect to Gold Flora, (i) expansion in cultivation capacity; (ii) expansion of licenses but unopened retail locations coupled with an increase in “brand” penetration into available markets.
•

With respect to the Resulting Issuer, the items noted above with respect to TPCO and Gold Flora as well as, with respect to the forecasted metrics provided to Hyperion, the expected identification of $20 million to $25 million in annualized synergies within 12 months of the closing of the Transaction (the management forecasted metrics used by INFOR Financial did not take those synergies into account).

Certain Forecasted Operating Metrics

The following table summarizes (i) certain forecasted operating metrics prepared by TPCO and provided to Hyperion and (ii) certain forecasted operating metrics prepared by TPCO and provided to INFOR Financial. Each set of forecasted operating metrics prepared by TPCO management was presented to the TPCO Board by TPCO management in connection with the respective fairness opinion presentations of Hyperion and INFOR Financial. However, neither Hyperion nor INFOR Financial expressed any opinion or view on the prospective financial information or forecasts, nor the assumptions on which they were prepared. The forecasted operating metrics provided to Hyperion and INFOR Financial differ slightly with respect to the metrics for TPCO, Gold Flora and the Resulting Issuer because (i) TPCO inadvertently did not provide the final iteration of its forecasted operating metrics to INFOR Financial prior to the TPCO Board meeting at which the fairness opinion presentations were presented and (ii) TPCO inadvertently did not communicate to INFOR Financial that it was to include the $20 million to $25 million in annualized synergies expected by TPCO management to be realized (referred to above under “Certain Financial Forecasts”) based on TPCO management’s belief and representations that such synergies were achievable. The version of the forecasted operating metrics that were provided to, and relied on by, Hyperion in respect of, among other things, certain analysis methodologies and considerations in connection with its fairness opinion provided to the TPCO Board reflected those synergies based on TPCO management’s representations. INFOR Financial did ultimately receive the final iteration of TPCO’s forecasted operating metrics, and the changed numbers did not cause it to alter the INFOR Financial Fairness Opinion.

5

		Forecasted Operating Metrics Provided to Hyperion		Forecasted Operating Metrics Provided to INFOR Financial
		(in millions)
		FY 2023E	FY2024E	FY 2023E	FY2024E
TPCO	Revenue	$83.4	$81.3	$89.0	$116.6
	Adjusted EBITDA(1)	$(31.3)	$(28.9)	$(31.9)	$(18.9)

Gold Flora	Revenue	$116.2	$211.5	$116.8	$206.8
	Adjusted EBITDA(1)	$31.3	$74.7	$27.2	$65.6

The Resulting Issuer	Revenue	$199.6	$292.8	$205.7	$323.4
	Adjusted EBITDA(1)	$8.5	$69.3	$(4.7)	$46.7

_______________

(1) “EBITDA” is defined as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) share-based compensation expense, (ii) fair value change in contingent consideration and investments measured at fair value through profit and loss, (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) intangible and goodwill impairments and loss on disposal of assets, and (v) transaction costs related to merger and acquisition activities.

Forecasted Cash Balances

The following table summarizes certain forecasts relating to TPCO’s and the Resulting Issuer’s quarterly cash balances that were prepared by TPCO management and provided to Hyperion and presented to the TPCO Board in connection with the Hyperion Fairness Opinion presentation.

Quarterly Period Commencing on	Cash Balances of TPCO (in millions)	Cash Balances of the Resulting Issuer (in millions)
10/01/2022	$107	$113
01/01/2023	$90	$96
04/01/2023	$77	$81
07/01/2023	$65	$60
10/01/2023	$54	$57
01/01/2024	$43	$53
04/01/2024	$31	$56
07/01/2024	$19	$63
10/01/2024	$8	$71

The quarterly cash balances forecast provided to INFOR Financial also showed a similar continued decline in TPCO’s cash balance. However, as noted above, TPCO inadvertently did not provide the final iteration of its forecasted operating metrics to INFOR Financial prior to the TPCO Board meeting at which the fairness opinion presentations were presented. The following table summarizes certain forecasts relating to TPCO’s cash balances and cash per share that were prepared by TPCO management and provided to INFOR Financial and presented to the TPCO Board in connection with the INFOR Financial Fairness Opinion presentation.

Date	Cash Balances of TPCO (in millions)	Cash Per TPCO Share
06/30/2023	$68.1	$0.45
12/31/2023	$45.6	$0.30

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The unaudited financial forecasts set forth above were, in general, prepared solely for internal use and is subjective in many respects and thus subject to interpretation. While presented with numerical specificity, such unaudited prospective financial information reflects numerous estimates and assumptions made by TPCO management and, as applicable, Gold Flora management at the time such forecasts were prepared with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to TPCO, Gold Flora and the Resulting Issuer, all of which are difficult to predict and many of which are beyond TPCO’s control, including the assumptions set forth above, and are therefore inherently uncertain.

Neither Marcum, TPCO’s independent registered public accounting firm, nor MGO, Gold Flora’s independent registered public accounting firm, has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, neither Marcum nor MGO express an opinion or any other form of assurance with respect thereto. Marcum’s report related to TPCO appearing in Appendix P to this Circular relates to TPCO’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so. MGO’s reports related to Gold Flora appearing in Appendix F to this Circular relate to Gold Flora’s previously issued financial statements. They do not extend to the prospective financial information and should not be read to do so.

The financial forecasts included in this Circular cover a significant period of time. The risks and uncertainties regarding the financial projections, including the potential for adverse developments such as additional competition or changes in the competitive or regulatory landscape, increase with each successive year, and the likelihood that the actual results will differ materially from the projected results increase with each successive year.

In addition, the unaudited prospective financial information does not take into account the impact of negotiating or executing the Business Combination and the expenses that may be incurred in connection with consummating the Business Combination. TPCO Shareholders are urged to review TPCO’s most recent SEC filings for a description of the historical results of operations and financial condition of TPCO as reported therein.

Each of Hyperion and INFOR Financial relied, without independent verification, upon information provided by TPCO, Gold Flora and their respective advisors in respect of the unaudited prospective financial information and unaudited financial forecasts, including forecasted operating metrics and forecasted cash balances referred to above. Neither Hyperion nor INFOR Financial express any opinion or view with respect to any forecasts, projections, estimates or budgets or the assumptions upon which they were based, nor have they attempted to verify independently the accuracy, completeness, or fair presentation of any of the information reviewed or relied upon in preparing their respective fairness opinions.

Readers of this Circular are cautioned not to rely on the unaudited prospective financial information set forth above. No representation or warranty is or has been made to TPCO Shareholders by the TPCO Board, TPCO, any of their respective advisors (including Hyperion and INFOR Financial) or any other person regarding the information included in the unaudited prospective financial information described herein or the ultimate performance of TPCO or the Resulting Issuer compared to the information included in the above prospective financial information. The inclusion of unaudited prospective financial information in this Circular should not be regarded as an indication that such prospective financial information will be necessarily predictive of actual future events or construed as financial guidance, and should not be relied on as such. Factors that could cause the above future results to differ from the above prospective financial information include the timing, outcome and results of integration of the business operations with Gold Flora, general economic, regulatory and market conditions, changes in actual or projected cash flows, competitive pressures, changes in tax laws or accounting rules, changes in government regulations and regulatory requirements, and the other matters discussed under the headings, “Risk Factors Relating to the Transaction” in this Circular, “Risk Factors” in Appendix F (Information Concerning Gold Flora) and “Item 1A. Risk Factors” in Appendix P (The Parent Company 2022 Annual Report).

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, TPCO DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

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The disclosure in the section titled “Compensation of TPCO Executives and Directors” beginning on page 159 of the SEC-Filed Circular (page 135 of the Printed Circular) is hereby amended and supplemented as follows:

On page 164 of the SEC-Filed Circular (page 140 of the Printed Circular), the table titled “Outstanding Equity Awards at December 31, 2022” is amended and restated as set forth below to correct certain numbers that were inadvertently truncated (amended numbers underlined) and the footnotes to the table are amended by adding the underlined language and deleting the struck-through language below:

		Option awards					Stock awards
Name	Grant date (1)	Number of securities underlying unexercised options - (#) exercisable	Number of securities underlying unexercised options—(#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (2)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Troy Datcher	4/21/2022	—	—	—	—	—	—		—		900,000	(3)	131,400	(3)
	9/8/2021	—	—	—	—	—	379,518	(4)	55,410	(4)	—		—
Mike Batesole	4/21/2022	—	—	—	—	—	100,000	(5)	14,600	(5)	—		—
	4/21/2022	—	—	—	—	—	—		—		300,000	(6)	43,800	(6)
	4/21/2022	—	—	—	—	—	87,500	(7)	13,125	(7)	—		—
	3/25/2021	—	—	—	—	—	52,500		7,665		—		—

Notes:

(1)	Unless otherwise noted, all RSUs vest over a three-year period, with 25% vesting after 180 days and the remaining vesting ratably each month over the following 30 months.
(2)	Value based on the closing price of Common Shares on the OTCQX on December 31, 2022 of $0.1460, as reported on Yahoo Finance.
(3)

Consists of 300,000 performance-based PSUs and 600,000 profitability-based PSUs. On March 31, 2023, 50% of the shares subject to the performance-based PSUs will vested to the extent certain on May 10, 2023, as certain gross margin targets arewere met as of March 31, 2023, and the remaining 50% of the shares subject to the performance-based PSUs will did not vestto the extent, as the Company did not meet has hit certain “cash burn” metrics as of March 31, 2023. 100% of the profitability-based PSUs will vest on April 1, 2024 to the extent certain cash flow metrics are met. The CompanyTPCO Board may award partial vesting with respect to partial performance of the metrics contained in the PSUs granted to Mr. Datcher.

(4)	Relates to an initial award of 722,892 RSUs, 25% of which vested on March 7, 2022, with the remainder vesting in 30 equal installments beginning on April 1, 2022.
(5)	One third of the shares subject to this RSU award vested on January 15, 2023, and the remaining RSUs vested and will vest in eight equal quarterly installments beginning on February 1, 2023.
(6)

Consists of 150,000 performance-based PSUs and 150,000 profitability-based PSUs. On March 31, 2023, 50% of the shares subject to the performance-based PSUs will vested to the extent on May 10, 2023, as certain gross margin targets arewere met as of March 31, 2023, and the remaining 50% of the shares subject to the performance-based PSUs willdid not vestto the extent, as the Company did not hit has hit certain “cash burn” metrics. 100% of the profitability-based PSUs will vest on April 1, 2024 to the extent certain cash flow metrics are met. The CompanyTPCO Board may award partial vesting with respect to partial performance of the metrics contained in the PSUs granted to Mr. Batesole.

(7)

Relates to an initial grant of 150,000 PSUs that were subject to certain milestones related to data management, data preparation and data delivery. 50,000 shares subject to this earn-out milestone award shall be available to vest upon the achievement of each of the milestones and are subject to time-based vesting. 25% of the shares vested on August 14, 2021, with the remainder vesting in thirty equal monthly installments beginning on September 1, 2021. Each of the milestones was achieved in 2022, and unvested PSUs have become RSUs, subject to only time-based vesting.

8

The disclosure in the section entitled “Glossary—Appendix A” beginning on page A-1 of the SEC-Filed Circular (page A-1 of the Printed Circular) is hereby amended and supplemented as follows:

By adding the underlined language below in the definition of “Hyperion Engagement Letter” on page A-7 of the SEC-Filed Circular (page A-8 of the Printed Circular).

“Hyperion Engagement Letter” means the engagement letter agreement dated July 14, 2022, as amended by an amending agreement dated January 18, 2023, and as further amended by a memorandum of understanding dated June 5, 2023, by and between Hyperion and TPCO in connection with the Hyperion Financial Opinion.

The disclosure in the section entitled “Appendix G—Information Concerning the Resulting Issuer” beginning on page G-1 of the SEC-Filed Circular (page G-1 of the Printed Circular) is hereby amended and supplemented as follows:

On page G-1 of the SEC-Filed Circular and the Printed Circular, the organizational chart showing the anticipated intercorporate relationships of the Resulting Issuer immediately following the completion of the Transaction is amended and restated as follows:

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ADDITIONAL INFORMATION

TPCO urges you to carefully read this supplement together with the Circular, including the section entitled “Risk Factors Relating to the Transaction.” If you would like additional copies, without charge, of this supplement or the Circular or if you have questions about the Transaction, including the procedures for voting your shares, you should contact TPCO’s proxy solicitor:

Kingsdale Advisors

Telephone:  1-866-228-8614 or 647-251-9706

Email:  contactus@kingsdaleadvisors.com

PRESS RELEASE

On June 6, 2023, TPCO issued a press release titled “The Parent Company Reminds Shareholders to Vote in Favor of the Proposed Business Combination with Gold Flora and Provides Additional Disclosure.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 6, 2023

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2023

TPCO HOLDING CORP.

By:	/s/ Mike Batesole
	Name:	Mike Batesole
	Title:	Chief Financial Officer

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